Exhibit 5

[Letterhead of Wachtell, Lipton, Rosen & Katz]

October 20, 2014

Sears Holding Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to Sears Holding Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of offers and sales, by either the Company or a selling securityholder to be identified in a Prospectus Supplement (as defined below), of an indeterminate amount of the Company’s (a) common stock, par value $0.01 per share (the “Common Stock”); (b) preferred stock, without par value, in one or more series (the “Preferred Stock”); (c) depositary shares representing preferred stock (the “Depositary Shares”); (d) debt securities (the “Debt Securities”); (e) warrants for the purchase of Preferred Stock, Common Stock or Debt Securities (the “Warrants”); (f) contracts for the purchase and sale of Common Stock (the “Stock Purchase Contracts”); (g) units consisting of two or more of the securities described above in any combination (the “Units”); and (h) rights to purchase any of the securities described above in any combination (the “Rights”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts, the Units and the Rights are collectively referred to herein as the “Securities.”

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act.

Any Depositary Shares will be evidenced by depositary receipts, which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), to be entered into by the Company and one or more institutions, each as identified in the applicable Deposit Agreement. Any Debt Securities will be issued under an Indenture (the “Indenture”) between the Company and Wilmington Trust, National Association, as Trustee, a form of which is filed as Exhibit 4.1 to the Registration Statement. The Warrants are to be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable Warrant Agreement. Any Stock Purchase Contracts are to be issued pursuant to a purchase contract agreement (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent to be named therein. Any Units are to be issued pursuant to a unit certificate or other applicable agreement (each, a “Unit Agreement”) between the Company and the purchase contract agent to be named therein.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act; (e) that a Prospectus Supplement and/or free writing prospectus will have been filed with the SEC describing the Securities offered thereby; (f) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) that, to the extent applicable, a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto; (h) that any Securities that may be issued will be issued in a form that complies with the applicable agreement governing such Securities and that any such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; and (i) that at the time of any issuance of Common Stock or Preferred Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock or Preferred Stock, there will be sufficient authorized but unissued shares of Common Stock or Preferred Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act; (c) if applicable, certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any other Securities registered on the Registration Statement), when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, will be legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act; (c) the Company Board of Directors has approved the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designations”); (d) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, has duly occurred; (e) if applicable, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock have been duly executed and countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (c) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (d) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (e) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and any applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (d) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement; and (e) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance with the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the applicable Purchase Contract Agreement have been duly established in conformity with the Offered Purchase Contracts; and (d) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, the Offered Purchase Contracts, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the applicable Unit Agreement; (d) any shares of Common Stock or Preferred Stock that are a component of any Offered Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (e) the Offered Units have been duly executed and delivered pursuant to the applicable Unit Agreement, the Units, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Rights has been prepared, delivered and filed in compliance with the Act; (c) any shares of Common Stock or Preferred Stock that are a component of any Offered Rights are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Rights are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; the Offered Rights will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of the Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

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